Exhibit 99.1

Barnes Group Inc. Corporate Office Bristol, CT 06010 Tel: (860) 583-7070

Brian D. Koppy Investor Relations (860) 973-2126 Stephen J. McKelvey Corporate Communications (860) 973-2132

BARNES GROUP INC. ANNOUNCES RECORD
FULL YEAR AND FOURTH QUARTER 2005 FINANCIAL RESULTS

–	Record full year 2005 net income of $60.5 million or $2.48 per share
–	2005 annual sales surpass $1 billion, up 11% to $1.1 billion
–	12th consecutive quarter-over-quarter double-digit sales growth

Bristol, Connecticut, February 16, 2006---Barnes Group Inc. (NYSE: B) today announced financial results for the quarter and year ended December 31, 2005. For the full year 2005, Barnes Group’s net sales exceeded $1 billion for the first time in the Company’s 148-year history. Sales were $1.1 billion, up 11 percent from $994.7 million in 2004. Reported net income for the full year 2005 was a record $60.5 million or $2.48 per diluted share.

Adjusted net income increased 46 percent to $54.3 million, or $2.22 per diluted share, for the year ended December 31, 2005, compared to adjusted net income of $37.2 million, or $1.56 per diluted share in 2004.

References in this release to adjusted net income, adjusted net income per diluted share, and adjusted operating profit are non-GAAP financial measures. The 2005 references exclude the gain on the sale of the NASCO joint venture interest, retroactive tax benefits, a positive out-of-period adjustment related to accounts payable, and the cumulative effect of the fourth quarter 2005 change in accounting principle. The 2004 references to these non-GAAP financial measures exclude certain charges related to severance, inventories and facilities that occurred in the fourth quarter. Please refer to the Non-GAAP Financial Reconciliation at the end of this press release for detailed reconciliations to amounts reported in accordance with GAAP.

Net sales for the fourth quarter were $276.4 million, up 10 percent from $251.6 million in the fourth quarter 2004. Adjusted net income increased 79 percent to $12.0 million, or $0.49 per diluted share, in the fourth quarter 2005 from an adjusted net income of $6.7 million, or $0.28 per diluted share, in the previous fourth quarter.

“Last year was a banner year for Barnes Group. The Company exceeded $1 billion in sales for the first time. Sales in the fourth quarter were also at record levels,” said Edmund M. Carpenter, President and Chief Executive Officer. “Solid sales growth, driven by organic growth, provided the foundation for terrific year-over-year improvements in operating income and net income. Our full

Barnes Group Inc. / 2

year results in all three business segments reflect strong operational execution in support of our objective of balanced, sustainable, profitable growth.

“The Company’s situation is dramatically stronger as we enter 2006. The Company’s targeted earnings for the full year 2006, based on current market conditions, are in the range of $2.50 to $2.60 per diluted share,” added Carpenter.

Sales at Barnes Distribution were $112.8 million for the fourth quarter 2005, up 8 percent from  $104.2 million in the same quarter last year. Driving this growth were increases in U.S., Canadian and European operations as well as Raymond Distribution. Barnes Distribution Raymond and Barnes Distribution Europe included the third quarter acquisitions of Service Plus Distributors, Inc. and Toolcom Supplies Ltd., respectively. Barnes Distribution’s key growth initiatives, Corporate Accounts and Tier II, posted double-digit sales increases in the fourth quarter, up 10 percent and 54 percent, respectively, as compared to last year.

Reported operating profit for Barnes Distribution in the fourth quarter of 2005 was $5.3 million, up from an adjusted operating profit of $1.4 million in the year-ago quarter. The strong improvement in adjusted operating profit was due to higher sales volume, improved gross margin, and a decrease in distribution costs.

For all of 2005, sales at Barnes Distribution were $453.8 million, up 7 percent from $424.8 million in 2004. Adjusted operating profit for 2005 was $24.6 million, up 53 percent from an adjusted operating profit of $16.1 million last year, due to higher sales volume and improved gross margins driven by costs savings and operational improvements.

“Barnes Distribution continues its strategic focus on sales and operational improvements,” said Idelle K. Wolf, President, Barnes Distribution. “With continued distribution network improvements, decreasing distribution costs and service levels sustained at targeted ranges, Barnes Distribution is well positioned to execute its growth initiatives in 2006.”

Sales at Associated Spring were $101.1 million in the fourth quarter 2005, up 4 percent from $97.0 million in the comparable quarter in 2004. Associated Spring’s reported operating profit for the fourth quarter of 2005 was $5.5 million, down slightly compared to an adjusted operating profit of $5.6 million in the fourth quarter of 2004. The decrease in reported operating profit compared to last year’s adjusted amount was primarily due to higher than anticipated domestic operational costs in its traditional spring operations, partially offset by the impact of higher sales volume.

For all of 2005, sales at Associated Spring were $422.4 million, up 13 percent from $373.5 million in 2004. Reported operating profit for 2005 grew 25 percent to $32.1 million, from an adjusted operating profit of $25.6 million in 2004. The increase was driven in large part by the profit contribution on higher sales volume from the specialty operations and incremental sales from the Barnes Precision Valve acquisition.

“Fourth quarter and full year sales were at record levels,” said Gregory F. Milzcik, Executive Vice President and Chief Operating Officer, Barnes Group Inc. and President, Associated Spring. “Associated Spring continues to focus on strengthening financial results by generating profitable sales, growing high potential businesses, and improving the underperforming domestic traditional spring operations.”

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Sales at Barnes Aerospace were $64.2 million for the fourth quarter 2005, up 25 percent from $51.4 million in the fourth quarter of 2004. Generating this sales growth in the fourth quarter was an 18 percent increase in Original Equipment Manufacturer (OEM) sales and a 48 percent increase in Aftermarket sales including Maintenance, Repair and Overhaul (MRO) and aftermarket Revenue Sharing Programs (RSPs). Orders for Barnes Aerospace in the fourth quarter were $77.7 million, compared to $71.5 million in the previous fourth quarter. Backlog increased to a record $269.3 million.

Operating profit increased 32 percent to $8.4 million in the fourth quarter 2005 from $6.3 million in the fourth quarter of 2004. The strong improvement in operating profit was driven by higher sales volume, an increased percentage of aftermarket activity, and operational improvements from Six Sigma and lean manufacturing initiatives.

For all of 2005, sales at Barnes Aerospace were $235.4 million, up 14 percent from $205.9 million in 2004. Operating profit increased 33 percent in 2005 to $28.4 million from $21.4 million in 2004, driven by the increased sales volume particularly from the higher margin aftermarket RSPs and the increase in MRO sales.

“Barnes Aerospace achieved records in sales, orders, backlog and operating profit in 2005,” said Patrick J. Dempsey, President, Barnes Aerospace. “During 2006, Barnes Aerospace will continue its focus on accelerating profitable growth by adding capacity through improved productivity, capital initiatives, and the transition of selected manufacturing activities to Singapore.”

William C. Denninger, Barnes Group Inc.’s Senior Vice President, Finance and Chief Financial Officer, commented, “All three businesses contributed to our record results. These results reflect the leverage the Company can achieve when all three businesses demonstrate balanced, sustainable, and profitable growth. With the recent realignment of our international operations and a strong balance sheet, we have strengthened our ability to implement our key global growth initiatives.”

Barnes Group will conduct a conference call with investors to discuss fourth quarter and full year 2005 results at 1:30 p.m. ET today. A webcast of the live call, supporting materials, and an archived replay will be available on the Barnes Group investor relations link at www.barnesgroupinc.com.

Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2005 sales of $1.1 billion: Barnes Distribution, an international, full-service distributor of maintenance, repair, operating, and production supplies; Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas products and a global supplier of retaining rings, reed valves, shock discs, and injection-molded plastic components and assemblies; and Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components of aircraft engines, airframes, and land-based industrial gas turbines. Over 6,000 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.’s success. The Company has paid cash dividends to stockholders on a continuous basis since 1934, 71 consecutive years.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and

Barnes Group Inc. / 4

uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. We assume no obligation to update our forward-looking statements.

# # #

Barnes Group Inc. / 5

BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
Unaudited

	Three months ended December 31,			Twelve months ended December 31,
	2005	2004	% Change	2005	2004	% Change
Net sales	$276,406	$251,602	9.9	$1,102,174	$994,709	10.8

Cost of sales	178,916	167,186	7.0	705,488	652,904	8.1
Selling and administrative expenses	78,373	75,719	3.5	309,991	284,223	9.1
	257,289	242,905	5.9	1,015,479	937,127	8.4

Operating income	19,117	8,697	NM	86,695	57,582	50.6
Operating margin	6.9%	3.5%		7.9%	5.8%
Other income	385	426	(10.0)	10,449	2,145	NM
Interest expense	4,659	4,127	12.9	17,551	15,390	14.0
Other expenses	416	689	(39.7)	1,132	1,310	(13.6)

Income before income taxes and cumulative effect
of a change in accounting principle	14,427	4,307	NM	78,461	43,027	82.3

Income taxes	2,388	385	NM	17,553	8,601	NM

Income before cumulative effect of a change
in accounting principle	12,039	3,922	NM	60,908	34,426	76.9

Cumulative effect of a change in accounting principle,
net of income taxes of $190	(391)	–	–	(391)	–	–

Net income	$11,648	$3,922	NM	$60,517	$34,426	75.8

Per common share:
Net income per share - basic:
Income before cumulative effect of change in accounting principle	$0.51	$0.17	NM	$2.58	$1.49	73.2
Cumulative effect of change in accounting principle, net of tax	(0.02)	–	–	(0.02)	–	–
Net income	$0.49	$0.17	NM	$2.56	$1.49	71.8

Net income per share - diluted:
Income before cumulative effect of change in accounting principle	$0.49	$0.16	NM	$2.50	$1.44	73.6
Cumulative effect of change in accounting principle, net of tax	(0.02)	–	–	(0.02)	–	–
Net income	$0.47	$0.16	NM	$2.48	$1.44	72.2

Dividends	$0.22	$0.20	10.0	$0.84	$0.80	5.0
Average common shares outstanding:
Basic	23,900,301	23,181,431	3.1	23,598,825	23,105,853	2.1
Diluted	24,817,986	23,817,543	4.2	24,401,637	23,836,463	2.4

NM - Not meaningful
Note: Please refer to the Non-GAAP Financial Measure Reconciliation for the presentation of adjusted results.

Barnes Group Inc. / 6

BARNES GROUP INC.
OPERATIONS BY BUSINESS SEGMENT
(Dollars in thousands)
Unaudited

	Three months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
Net Sales
Barnes Distribution	$112,848	$104,155	8.3	$453,754	$424,752	6.8
Associated Spring	101,120	97,024	4.2	422,403	373,450	13.1
Barnes Aerospace	64,183	51,384	24.9	235,420	205,864	14.4
Intersegment sales	(1,745)	(961)	(81.6)	(9,403)	(9,357)	(0.5)
Total net sales	$276,406	$251,602	9.9	$1,102,174	$994,709	10.8

Operating profits (loss)
Barnes Distribution	$5,304	$(958)	NM	$26,385	$13,781	91.5
Associated Spring	5,500	3,464	58.8	32,131	23,429	37.1
Barnes Aerospace	8,359	6,345	31.8	28,432	21,412	32.8

Total operating profit	19,163	8,851	NM	86,948	58,622	48.3
Interest income	310	272	14.0	1,213	1,088	11.5
Interest expense	(4,659)	(4,127)	12.9	(17,551)	(15,390)	14.0
Other income (expense)	(387)	(689)	43.8	7,851	(1,293)	NM

Income before income taxes and cumulative effect of a change and in accounting principle	$14,427	$4,307	NM	$78,461	$43,027	82.3

NM - Not meaningful
Note: Please refer to the Non-GAAP Financial Measure Reconciliation for the presentation of adjusted results.

Barnes Group Inc. / 7

BARNES GROUP INC.
NON-GAAP PRO FORMA FINANCIAL RESULTS
(Dollars in thousands, except per share data)
Unaudited

Refer to the Note below and the Company's Non-GAAP Financial Measure Reconciliation on page 8.

	Three months ended December 31,			Twelve months ended December 31,
	2005	2004	% Change	2005	2004	% Change
Adjusted segments results:
Adjusted operating profit
Barnes Distribution, adjusted	$5,304	$1,368	NM	$24,571	$16,107	52.5

Associated Spring, adjusted	5,500	5,648	(2.6)	32,131	25,613	25.4

Barnes Aerospace, as reported	8,359	6,345	31.8	28,432	21,412	32.8

Adjusted operating profit	$19,163	$13,361	43.4	$85,134	$63,132	34.9

Adjusted consolidated results:
Barnes Group Inc.
Net sales, as reported	$276,406	$251,602	9.9	$1,102,174	$994,709	10.8

Adjusted cost of sales	178,916	166,715	7.3	707,302	652,433	8.4
Adjusted selling and administrative expenses	78,373	71,680	9.3	309,991	280,184	10.6
	257,289	238,395	7.9	1,017,293	932,617	9.1

Adjusted operating income	19,117	13,207	44.7	84,881	62,092	36.7
Adjusted operating margin	6.9%	5.2%		7.7%	6.2%
Adjusted other income	385	426	(10.0)	1,557	2,145	(27.4)
Interest expense, as reported	4,659	4,127	12.9	17,551	15,390	14.0
Other expenses, as reported	416	689	(39.7)	1,132	1,310	(13.6)

Adjusted income before income taxes	14,427	8,817	63.6	67,755	47,537	42.5

Adjusted income taxes	2,388	2,103	13.6	13,491	10,319	30.7

Adjusted net income	$12,039	$6,714	79.3	$54,264	$37,218	45.8
Per common share -diluted
Adjusted net income	$0.49	$0.28	75.0	$2.22	$1.56	42.3

NM - Not meaningful

Note: These pro forma results exclude certain adjustments to the Company's reported results. These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results excluding these items is useful to investors. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 8

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:

	Three months ended December 31,			Twelve months ended December 31,
	2005	2004	% Change	2005	2004	% Change
Segment results:
Barnes Distribution
Operating profit, as reported	$5,304	$(958)	NM	$26,385	$13,781	91.5
Accounts payable adjustment (see note 1)	–	–		(1,814)	–
2004 charges (see note 4)	–	2,326		–	2,326
Adjusted operating profit	$5,304	$1,368	NM	$24,571	$16,107	52.5

Associated Spring
Operating profit, as reported	$5,500	$3,464	58.8	$32,131	$23,429	37.1
2004 charges (see note 4)	–	2,184		–	2,184
Adjusted operating profit	$5,500	$5,648	(2.6)	$32,131	$25,613	25.4

Consolidated Results
Barnes Group Inc.
Cost of sales, as reported	$178,916	$167,186	7.0	$705,488	$652,904	8.1
Accounts payable adjustment (see note 1)	–	–		1,814	–
2004 charges (see note 4)	–	(471)		–	(471)
Adjusted cost of sales	$178,916	$166,715	7.3	$707,302	$652,433	8.4

Operating income, as reported	$19,117	$8,697	NM	$86,695	$57,582	50.6
Accounts payable adjustment (see note 1)	–	–		(1,814)	–
2004 charges (see note 4)	–	4,510		–	4,510
Adjusted operating income	$19,117	$13,207	44.7	$84,881	$62,092	36.7

Income taxes, as reported	$2,388	$385	NM	$17,553	$8,601	NM
Accounts payable adjustment (see note 1)	–	–		(673)	–
Singapore tax benefit (see note 2)	–	–		1,473	–
Gain on sale of NASCO (see note 3)	–	–		(4,862)	–
2004 charges (see note 4)	–	1,718		–	1,718
Adjusted income taxes	$2,388	$2,103	13.6	$13,491	$10,319	30.7

Net income, as reported	$11,648	$3,922	NM	$60,517	$34,426	75.8
Cumulative effect of a change in accounting principle, net of income taxes (see note 5)	391	–		391	–
Accounts payable adjustment (see note 1)	–	–		(1,141)	–
Singapore tax benefit (see note 2)	–	–		(1,473)	–
Gain on sale of NASCO (see note 3)	–	–		(4,030)	–
2004 charges (see note 4)	–	2,792		–	2,792
Adjusted net income	$12,039	$6,714	79.3	$54,264	$37,218	45.8

Net income per common share – diluted, as reported	$0.47	$0.16	NM	$2.48	$1.44	72.2
Cumulative effect of a change in accounting principle, net of income taxes (see note 5)	0.02	–		0.02	–
Accounts payable adjustment (see note 1)	–	–		(0.05)	–
Singapore tax benefit (see note 2)	–	–		(0.06)	–
Gain on sale of NASCO (see note 3)	–	–		(0.17)	–
2004 charges (see note 4)	–	0.12		–	0.12
Adjusted net income per common share - diluted	$0.49	$0.28	75.0	$2.22	$1.56	42.3

NM - not meaningful

Notes: The Company has excluded certain discrete items from its financial measurements. These discrete items include:

1) As part of management's on-going internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141 or $0.05 per share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

2) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of which $1,473 or $0.06 per share related to periods prior to January 1, 2005.

3) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030 or $0.17 per share.

4) The fourth quarter 2004 charges which aggregate $4,510 included severance costs of $2,184 at Associated Spring and $1,298 at Barnes Distribution and $1,028 of inventory and facility charges at Barnes Distribution. $471 of these charges impacted cost of sales. The after-tax impact of these charges was $2,792 or $0.12 per share. The charges related to discrete actions taken in the fourth quarter of 2004.

5) In the fourth quarter of 2005, the Company adopted FIN No. 47 "Accounting for Conditional Asset Retirement Obligations" resulting in a charge of $391, net of taxes, or $0.02 per share.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results excluding these items is useful to investors. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 9

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:

	Three months ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Full year 2005

Net income per common share - diluted, as reported	$0.54	$0.77	$0.70	$0.47	$2.48
Cumulative effect of change in accounting principle, net of income taxes (see note 1)	–	–	–	0.02	0.02
Net income per common share - diluted, excluding cumulative effect of change in accounting principle	0.54	0.77	0.70	0.49	2.50

Accounts payable adjustment (see note 2)	–	–	(0.05)	–	(0.05)
Singapore tax benefit (see note 3)	–	–	(0.06)	–	(0.06)
Singapore tax benefit reclassification (see note 3)	0.02	0.02	(0.04)	–	–
Gain on sale of NASCO (see note 4)	–	(0.17)		–	(0.17)

Net income per common share - diluted, excluding cumulative effect of change in accounting principle and adjustments	0.56	0.62	0.55	0.49	2.22

SFAS No. 123 proforma expense (see note 5)	(0.06)	(0.05)	(0.08)	(0.08)	(0.27)

Net income per common share - diluted, excluding cumulative effect of change in accounting principle, adjustments and SFAS No. 123 proforma expense	$0.50	$0.57	$0.47	$0.41	$1.95

Notes: The Company has presented certain per share financial measurements, excluding the cumulative effect of a change in accounting principle, a positive adjustment related to accounts payable, certain retroactive tax benefits and the gain on the sale of NASCO and as if the Company had adopted SFAS No. 123 during 2005 as follows:

1) In the fourth quarter of 2005, the Company adopted FIN No. 47 "Accounting for Conditional Asset Retirement Obligations" resulting in a charge of $391, or $0.02 per diluted share, net of taxes.

2) As part of management's on-going internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.05 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

3) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of $2,553 of which $1,473, or $0.06 per diluted share, related to periods prior to January 1, 2005 and $1,080, or $0.04 per diluted share, related to the first half of 2005 ($0.02 in each the first and second quarter of 2005).

4) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.17 per diluted share.

5) The Company grants stock options and other equity-based compensation to its employees and discloses the pro forma effect of compensation expense had the Company applied the provisions of SFAS No. 123 in the footnotes to its financial statements. Under SFAS No. 123R "Share-Based Payment," which the Company will adopt in 2006, the Company will be required to record this compensation expense in the Company's results of operations. Upon adoption, the Company will utilize the modified retrospective method of application which will result in the restatement of prior period amounts as indicated.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results excluding these items is useful to investors. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

Barnes Group Inc. / 10

BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	December 31,
Assets	2005	2004
Current assets
Cash and cash equivalents	$28,112	$36,335
Accounts receivable	155,595	138,941
Inventories	159,238	136,960
Deferred income taxes and prepaid expenses	35,720	38,859

Total current assets	378,665	351,095

Deferred income taxes	16,526	18,543
Property, plant and equipment, net	157,056	166,284
Goodwill	235,299	221,856
Other intangible assets, net	163,849	125,447
Other assets	48,513	53,737

Total assets	$999,908	$936,962

Liabilities and Stockholders' Equity
Current liabilities
Notes payable	$4,000	$-
Accounts payable	120,158	135,983
Accrued liabilities	93,615	79,039
Long-term debt - current	40,084	9,410

Total current liabilities	257,857	224,432

Long-term debt	241,941	258,635
Accrued retirement benefits	88,036	85,685
Other liabilities	16,869	17,686

Stockholders' equity	395,205	350,524

Total liabilities and stockholders' equity	$999,908	$936,962